Exhibit 16.1

Letter from Certifying Accountant in Response
to Item 304(a) of Regulation S-K

March 18, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Re :         Brookline Bancorp, Inc.
File No. 0-23695

Dear Sir or Madam :

We have read Item 9 of Form 10-K for the year ended December 31, 2002 of Brookline Bancorp, Inc., and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP